UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 28, 2019

SANDRIDGE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33784	20-8084793
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma

(Address of principal executive offices)

(405) 429-5500

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, Sandridge Energy, Inc. (the “Company”) issued a press release announcing that it has appointed Paul D. McKinney as President and Chief Executive Officer of the Company, effective January 29, 2019 (the “Start Date”). A copy of the press release is included as Exhibit 99.1 to this Form 8-K. In connection with the appointment of Mr. McKinney, William M. Griffin, Jr., Interim President and Chief Executive Officer of the Company will resign from this position effective as of the Start Date.

Mr. McKinney, age 60, has served in various positions with Yuma Energy, Inc., a Delaware corporation (“Yuma Energy”), from June 2014 to January 2019, most recently as its President and Chief Operating Officer. Prior to Yuma Energy, Mr. McKinney worked in different roles of responsibility for Apache Corporation from 2007 through 2013, where he was last responsible for the development and all operational aspects of the Gulf Coast region for Apache as Region Vice President, Gulf Coast Onshore. From 2006 through 2007, Mr. McKinney was Vice President and Director, Acquisitions & Divestitures for Tristone Capital, Inc. Mr. McKinney commenced his career with Anadarko Petroleum Corporation and held various positions with Anadarko over a 23-year period from 1983 to 2006, including his last position as Vice President of Reservoir Engineering, Anadarko Canada Corporation. Mr. McKinney currently serves on the Board of Directors for Pro-Ject Holdings, LLC, a private oil field chemical services company. Mr. McKinney has a Bachelor of Science degree in Petroleum Engineering from Louisiana Tech University. He has over 30 years of experience in the oil and gas industry.

Mr. McKinney has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. McKinney has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. McKinney was not appointed as the Company’s President and Chief Executive Officer pursuant to any arrangement or understanding with any other person.

The Company and Mr. McKinney have entered into an offer letter (the “Offer Letter”), pursuant to which Mr. McKinney will receive an annual base salary of $500,000. He is eligible to participate in the Company’s Annual Incentive Plan, and his target cash bonus amount will equal 100% of his annual base salary. The Offer Letter also provides that Mr. McKinney will receive an award of 250,000 stock options under the Company’s 2016 Omnibus Incentive Plan (as amended and restated as of August 8, 2018) on the first business day following his Start Date and on each of the first and second anniversaries thereof, provided he continues to be employed by the Company. Mr. McKinney will also be entitled to participate in the retirement, welfare, incentive, fringe and perquisite programs generally made available to executive officers of the Company and will receive reimbursement of certain relocation and commuting expenses through October 31, 2019.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Offer Letter, which is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

10.1	Offer Letter.
99.1	SandRidge Energy, Inc. Press Release, dated January 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Dated: January 28, 2019	By:	/s/ Philip T. Warman
Philip T. Warman
Executive Vice President, General Counsel and Corporate Secretary